Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3ASR No. 333-193889) of Zynga Inc.,

(2)	Registration Statement (Form S-8 No. 333-193914) pertaining to the Zynga Inc. 2011 Equity Incentive Plan (as successor to the NaturalMotion Limited Option Plan and the NaturalMotion Limited Enterprise Management Incentive Scheme),

(3)	Registration Statement (Form S-8 No. 333-188282) pertaining to the 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan of Zynga Inc.,

(4)	Registration Statement (Form S-8 No. 333-183406) pertaining to the 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan of Zynga Inc., and

(5)	Registration Statement (Form S-8 No. 333-178529) pertaining to the 2007 Equity Incentive Plan, 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan of Zynga Inc.;

of our reports dated February 21, 2014, with respect to the consolidated financial statements and schedule of Zynga Inc. and the effectiveness of internal control over financial reporting of Zynga Inc. included in this Annual Report (Form 10-K) of Zynga Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

San Francisco, CA

February 21, 2014